Exhibit 99.1

GREAT ELM GROUP REPORTS FISCAL 2026 FIRST QUARTER

FINANCIAL RESULTS

– Nearly $250 Million of Recent Capital Raises at GEG and its Credit and Real Estate Vehicles Position Company to Drive Continued Growth –

– Pro Forma Fee-Paying AUM and AUM Grew 10% and 7% Year-Over-Year, Respectively, at September 30, 2025 1,2 –

– Monomoy BTS Sells Second Build-to-Suit Development Property for $7.4 Million –

Company to Host Conference Call at 8:30 a.m. ET on November 13, 2025

PALM BEACH GARDENS, Florida, November 12, 2025 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal first quarter ended September 30, 2025.

Management Commentary

Jason Reese, Chief Executive Officer of the Company stated, “We are pleased with the continued momentum of our expanding alternative asset management platform, having raised nearly $250 million in the quarter for GEG and the funds under its management, including our KLIM partnership and Woodstead strategic investment, and achieving significant year-over-year growth in AUM and fee-paying AUM.

Great Elm Real Estate Ventures, our comprehensive, vertically integrated platform underpinning our competitive differentiation in industrial outdoor storage (“IOS”), continues to scale, supported by growing construction management revenue and the successful sale of our second Monomoy build-to-suit property in September. With our strong balance sheet and cash position, we continue to make opportunistic investments sourced through our sophisticated network and repurchase our shares through our recently increased stock buyback plan.

GECC, our BDC, remains on strong footing, despite a challenging end to the quarter. Recent record cash income generation combined with meaningful capital raises at NAV place us in a strategic position to capitalize upon attractive investment opportunities. Looking ahead, we remain committed to scaling our key verticals and leveraging our balance sheet as we seek to continue growing our assets under management and fee revenue, and deliver sustained, long-term value for our shareholders.”

Fiscal First Quarter 2026 and Recent Highlights

•
In July 2025, Great Elm announced a transformative strategic partnership with Kennedy Lewis Investment Management (“KLIM”) to accelerate our real estate platform expansion. As part of the transaction, KLIM:
o
Purchased approximately 1.4 million shares of GEG common stock at a market price of $2.11 per share;
o
Provided up to $150 million in term loans to Monomoy REIT, with $100 million drawn at closing; and
o
Appointed Lloyd Nathan to the Board of Great Elm and Ludwig Schrittenloher to the Board of Monomoy Properties REIT, LLC (“Monomoy REIT”), demonstrating its commitment as a long-term partner.
•
In August 2025, Great Elm announced two strategic investments and a new Board member, providing new growth capital to GEG and Great Elm Capital Corp. (“GECC”) along with expertise across our core alternative credit and real estate segments. Highlights of the transactions include:

o
Woodstead Value Fund, L.P. (“Woodstead”) purchased 4.0 million shares of newly issued common stock of GEG at a price of $2.25 per share for gross proceeds of $9.0 million.
o
Booker Smith appointed to the GEG Board, aligning interests with all GEG shareholders.
o
Separately, GECC sold 1.3 million newly-issued shares of its common stock to an affiliate of Booker Smith at $11.65 per share for gross proceeds of $15.0 million.
•
GEG’s fee-paying assets under management (“FPAUM”) and assets under management (“AUM”) totaled approximately $594 million and $785 million, respectively.
o
FPAUM and AUM growth of 9% and 6%, respectively, compared to the prior-year period1.
•
GEG’s Pro forma FPAUM and AUM totaled approximately $601 million and $792 million, respectively2.
o
Pro forma FPAUM and AUM growth of 10% and 7%, respectively, compared to the prior-year period1, 2.
•
Total revenue for the first quarter was $10.8 million, compared to $4.0 million for the prior-year period.
o
Increase primarily driven by $7.4 million in revenue recognized from the sale of the second Monomoy BTS, Corp. build-to-suit development property.
•
Net loss was $(7.9) million for the first quarter, compared to net income of $3.0 million in the prior-year period.
o
Decrease in net income was primarily driven by unrealized losses related to the Company’s investment in GECC stock and a CoreWeave-related investment.
•
Adjusted EBITDA for the first quarter was $(0.5) million, compared to $1.3 million in the prior-year period.
•
GEG recognized a realized gain of $1.6 million from its CoreWeave-related investment for the quarter ended September 30, 2025.
o
Through November 11, 2025, the Company has received distributions in excess of its $5 million original capital investment.
•
As of September 30, 2025, GEG had approximately $53.5 million of cash and marketable securities on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG’s Board of Directors authorized an additional $5 million of stock repurchases in July 2025, bringing the total stock repurchase program to $25 million with remaining capacity of approximately $14.1 million.
o
Through November 11, 2025, Great Elm has repurchased approximately 5.6 million shares for $10.9 million, at an average price of $1.93 per share, through its share repurchase program.

GEG Business Highlights

Alternative Credit

•
GECC continued to raise debt and equity capital, bringing in approximately $85.4 million from the beginning of the quarter.
o
Issued approximately 1.3 million shares in a private placement to an affiliate of Booker Smith for total proceeds of $15 million.
o
Utilized its at-the-market (“ATM”) program to issue an additional 1.1 million shares of common stock for approximately $13 million.
o
Issued $57.5 million of 7.75% notes due 2030, including the $7.5 million greenshoe that settled in October 2025, using a portion of the proceeds to redeem the full $40 million issue of 8.75% notes due 2028
•
Great Elm’s private credit strategy delivered a strong net return of approximately 15.2% calendar year-to-date through September 30, 2025.3

Real Estate

•
Great Elm Real Estate Ventures (“Real Estate Ventures”), a new entity formed in connection with the KLIM strategic partnership, consolidates Great Elm’s three real estate subsidiaries under a single entity. These subsidiaries include:
o
Monomoy CRE, LLC, an asset manager, including manager of Monomoy REIT;
o
Monomoy BTS, Corp. (“MBTS”), a build-to-suit development arm; and
o
Monomoy Construction Services, LLC (“MCS”), a full-service procurement and construction manager.
•
Real Estate Ventures operates as a comprehensive, vertically integrated real estate enterprise serving the IOS sector.
•
MBTS sold its second property in Canton, Mississippi for approximately $7.4 million, generating a gain of $0.5 million.
•
MCS completed its second full quarter of operations, adding $0.7 million to total revenue for the fiscal first quarter.

Strategic Partnership with Kennedy Lewis Investment Management

In July 2025, Great Elm announced a transformational strategic partnership with KLIM, an institutional alternative investment firm with over $30 billion in assets under management, including a publicly traded REIT focused on land banking (Millrose Properties, Inc.). Under the terms of the transaction, KLIM purchased approximately 1.4 million shares of Great Elm’s common stock at a price of $2.11 per share and is providing up to $150 million in leverageable capital to Monomoy REIT that will support continued growth across Great Elm’s real estate platform. KLIM appointed Lloyd Nathan to the Board of Great Elm and Ludwig Schrittenloher to the Board of Monomoy REIT and holds a 15% profits interest (which may be increased to 20% under certain circumstances) in the newly formed Real Estate Ventures.

Strategic Investments and New GEG Board Member

In August 2025, Great Elm announced a $9.0 million strategic investment from Woodstead. The fund purchased 4.0 million newly issued shares of GEG common stock at a price of $2.25 per share and received long-term warrants for up to 2.0 million additional shares, aligning its interests with shareholders. Concurrently, Booker Smith, a seasoned investor in credit and real estate, joined the Company’s Board of Directors.

In a separate transaction, GECC issued 1.3 million shares to an affiliate of Booker Smith at $11.65 per share for $15.0 million of equity capital.

Fiscal 2026 First Quarter Conference Call & Webcast Information

When: Thursday, November 13, 2025, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13750804 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial outdoor storage (“IOS”) focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Endnotes

1 For the prior year period, Pro Forma AUM and FPAUM reflect amounts as of September 30, 2024, including the impact of the settlement of GECCH greenshoe, assuming proceeds are fully invested, and redemption of the GECCM bonds in October 2024.

2 Pro Forma AUM and FPAUM reflect amounts as of September 30, 2025, including net proceeds of $7.3 million from the settlement of the GECCG greenshoe in October, assuming proceeds are fully invested.

3 Performance results should not be regarded as final until audited financial statements are issued covering the period shown. Past performance is no guarantee of future results. This press release does not constitute an offer to sell or a solicitation of an offer to buy interests in any investment vehicle managed by Great Elm or its affiliates. Any such offer or solicitation will only be made pursuant to the applicable offering documents for such investment vehicle.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	September 30, 2025	June 30, 2025
Current assets
Cash and cash equivalents	$53,470	$30,603
Receivables from managed funds	4,935	8,331
Investments, at fair value	55,445	60,614
Prepaid and other current assets	4,127	2,803
Real estate assets, net	4,543	9,085
Related party loan receivable	-	8,000
Assets of Consolidated Funds:
Cash and cash equivalents	5,038	3,907
Investments, at fair value	11,865	14,327
Other assets	167	227
Total current assets	139,590	137,897
Identifiable intangible assets, net	11,722	12,009
Goodwill	440	440
Right-of-use assets	1,514	1,603
Other assets	1,744	1,988
Total assets	$155,010	$153,937
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,254	$1,026
Accrued expenses and other current liabilities	5,890	7,707
Current portion of related party payables	186	258
Current portion of lease liabilities	364	355
Liabilities of Consolidated Funds:
Payable for securities purchased	565	96
Accrued expenses and other liabilities	111	172
Total current liabilities	8,370	9,614
Lease liabilities, net of current portion	1,166	1,260
Long-term debt (face value $26,945)	26,444	26,373
Convertible notes (face value $35,063 and $35,063, including $16,993 and $16,993 held by related parties, respectively)	34,626	34,602
Other liabilities	1,261	1,422
Total liabilities	71,867	73,271
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 33,348,987 shares issued and 32,084,664 outstanding at September 30, 2025; and 27,630,305 shares issued and 26,552,948 outstanding at June 30, 2025	30	25
Additional paid-in-capital	3,320,845	3,310,356
Accumulated deficit	(3,247,093)	(3,240,063)
Total Great Elm Group, Inc. stockholders' equity	73,782	70,318
Redeemable non-controlling interest in Consolidated Funds	9,361	10,348
Total stockholders' equity	83,143	80,666
Total liabilities and stockholders' equity	$155,010	$153,937

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations

Amounts in thousands (except per share data)

	For the three months ended September 30,
	2025	2024
Revenues	$10,788	$3,992
Cost of revenues	6,748	635
Operating costs and expenses:
Compensation and benefits	5,237	3,563
Selling, general and administrative	2,166	1,501
Depreciation and amortization	342	273
Expenses of Consolidated Funds	21	16
Total operating costs and expenses	7,766	5,353
Operating loss	(3,726)	(1,996)
Dividends and interest income	1,238	1,558
Interest expense	(1,028)	(1,028)
Net realized and unrealized (loss) gain	(2,861)	3,778
Net realized and unrealized (loss) gain on investments of Consolidated Funds	(1,808)	278
Interest and other income of Consolidated Funds	352	384
(Loss) income before income taxes	(7,833)	2,974
Income tax expense	(71)	-
Net (loss) income	$(7,904)	$2,974
Less: net (loss) income attributable to non-controlling interest in Consolidated Funds	(874)	335
Net (loss) income attributable to Great Elm Group, Inc. stockholders	$(7,030)	$2,639
Net (loss) income attributable to stockholders per share
Basic	$(0.24)	$0.09
Diluted	(0.24)	0.08
Weighted average shares outstanding
Basic	28,972	29,079
Diluted	28,972	40,469

Great Elm Group, Inc.

Reconciliation from Net (Loss) Income to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended September 30,
(in thousands)	2025	2024
Net (loss) income – GAAP	$(7,904)	$2,974
Interest expense	1,028	1,028
Income tax expense	71	-
Depreciation and amortization	342	273
Non-cash compensation	1,331	1,117
Loss (gain) on investments	4,669	(4,056)
Change in contingent consideration	-	(6)
Adjusted EBITDA	$(463)	$1,330